EXHIBIT 15
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November 9, 1995




Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Dear Ladies and Gentlemen:

     We are aware that the September 30, 1995 Quarterly
Report on Form 10-Q of AlliedSignal Inc. which includes our report dated October 27, 1995 (issued pursuant to the provisions of Statement on Auditing Standard No. 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements, on Forms S-8
(Nos. 33-09896, 33-51031, 33-51455, 33-55410, 33-58345, 33-
58347, 33-60261, 33-62963 and 33-65792), on Forms S-3 (Nos.
33-00631, 33-13211, 33-14071 and 33-55425) and on Form S-8
(filed as an amendment to Form S-14, No. 2-99416-01). We are also aware of our responsibilities under the Securities Act of 1933.

                              Very truly yours,




                              /s/ Price Waterhouse LLP
                              Price Waterhouse LLP